Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of TIAA-CREF Life Funds of our report dated February 20, 2019, relating to the financial statements and financial highlights, which appears in TIAA-CREF Life Growth Equity Fund’s, TIAA-CREF Life Growth & Income Fund’s, TIAA-CREF Life Large-Cap Value Fund’s, TIAA-CREF Life Real Estate Securities Fund’s, TIAA-CREF Life Small-Cap Equity Fund’s, TIAA-CREF Life Social Choice Equity Fund’s, TIAA-CREF Life Stock Index Fund’s, TIAA-CREF Life International Equity Fund’s, TIAA-CREF Life Bond Fund’s, TIAA-CREF Life Money Market Fund’s, and TIAA-CREF Life Balanced Fund’s Annual Report on Form N-CSR for the year ended December 31, 2018. We also consent to the references to us under the headings “Experts”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

April 22, 2019